For Immediate Release Contact:
Dennis Craven (Company) Chief Financial Officer (561) 227-1386	Jerry Daly Daly Gray, Inc. (Media) (703) 435-6293

Chatham Lodging Trust Announces Strong 2013 First Quarter Results

Comparable RevPAR up 6.4 Percent, Exceeds FFO Consensus

PALM BEACH, Fla., May 7, 2013—Chatham Lodging Trust (NYSE: CLDT), a hotel real estate investment trust (REIT) that owns wholly or through its joint venture approximately $1.5 billion of premium-branded, upscale, extended-stay and select-service hotels, today announced results for the quarter ended March 31, 2013.

First Quarter 2013 Highlights

•	Hotel RevPAR – Rose 4.2 percent to $101. Excluding the Washington D.C. hotel which currently is being refurbished/rebranded, comparable RevPAR grew 6.4 percent.

•	Adjusted EBITDA – Increased 9.5 percent to $9.4 million.

•	Adjusted FFO – Improved 55.4 percent to $4.5 million. Adjusted FFO per diluted share rose 23.8 percent to $0.26.

•	Acquisitions Match-Funded with Equity Offering – Raised $53 million with common share follow-on offering to fund the accretive acquisition of two hotels for $62.8 million.

•	Opportunistic Debt Refinancings – Refinanced $80 million of debt, lowering the average interest rate on fixed-rate debt by approximately 80 basis points, enhancing earnings and extending weighted average maturity to 2020.

Consolidated Financial Results

The following is a summary of the consolidated financial results as reported based on the hotels owned for the respective periods and RevPAR, ADR and occupancy are based ($ in millions, except per share data, RevPAR, ADR, occupancy and margins):

	Three Months Ended
	March 31,
	2013	2012
Net loss	$(1.6)	$(1.7)
Adjusted EBITDA	$9.4	$8.6
AFFO	$4.5	$2.9
AFFO per diluted share	$0.26	$0.21
RevPAR	$101	$97
ADR	$132	$128
Occupancy	76.3%	76.1%
GOP Margin	42.1%	42.1%
Hotel EBITDA Margin	34.2%	34.8%

Operating Results Exceed Expectations

“Coming off significant growth in the 2012 first quarter, these results are particularly gratifying because it reinforces our belief that we are investing in hotels in quality markets, making timely improvements and driving strong operating results through aggressive asset management,” said Jeffrey H. Fisher, Chatham’s president and CEO. “Our Q1 2013 Adjusted FFO was $0.02 above consensus estimates and $0.01 above the range we provided.

“Our outperformance was fueled by excellent performance from our recently acquired hotels in Houston, Texas and Portland, Maine, both of which saw double digit RevPAR growth in the first quarter,” he added. “Additionally, we benefitted from continued strength in the operating results of our joint-venture portfolio with strong RevPAR growth of 6.8 percent in its core 51 hotels and EBITDA exceeding our projections.

“We remain highly focused on increasing cash flow to our shareholders through strategic acquisitions funded with reasonable debt and non-dilutive, match-funded equity when market conditions allow,” Fisher noted. “We executed well against this strategy in the first quarter, raising $53 million in January to fund $63 million of acquisitions and further strengthening our balance sheet by lowering our interest costs through the opportunistic refinancing of $80 million of debt.

“At this stage of the hotel cycle, we see significant opportunities to generate superior shareholder returns and accrete earnings by investing in high quality, premium-branded, upscale extended-stay and select-service hotels in high-barrier-to-entry markets acquired at attractive prices that can benefit from strategic asset management and experienced operators,” Fisher stated.

Acquisitions

During the 2013 first quarter, the company acquired the 197-room Courtyard by Marriott Houston Medical Center hotel for $34.75 million, adjacent to the world’s largest medical complex, the Texas Medical Center, as well as numerous nearby universities and tourist attractions.

“Part of our acquisition strategy focuses on increasing our presence in markets with exposure to the energy sector and/or major health care markets, as we believe there will be outsized demand from these sectors for the foreseeable future. The Houston Courtyard purchase aligns perfectly with that strategy,” commented Peter Willis, Chatham’s chief investment officer. “We have an active pipeline, but remain disciplined and seek only those hotels which meet our very strict criteria.”

Capital Structure

As of March 31, 2013, the company had debt outstanding of $228.6 million at an average interest rate of 4.25 percent. Net debt was $223.5 million. At March 31, 2013, Chatham’s leverage ratio was 44.3 percent based on the ratio of the company’s net debt to hotel investments at cost.

In the 2013 first quarter, the company completed an offering of approximately 3.6 million common shares at $14.70 per share, generating gross proceeds of approximately $53 million. Proceeds from the offering were used to repay debt under the company’s senior secured revolving credit facility, including debt incurred in connection with the company’s recent acquisition of the Portland and Houston hotels.

The company also refinanced approximately $80 million in mortgage loans on three hotels: Residence Inns in San Diego, Calif. and Tysons Corner, Va., as well as the Homewood Suites by Hilton on the Riverwalk in San Antonio, Texas. The three, 10-year loans, individually collateralized by the hotels, carry a fixed-interest rate of approximately 4.6 percent, with principal and interest based on a 30-year amortization. Additionally, the company repaid the approximate $20 million loan balance outstanding on its Washington, D.C. hotel using borrowings under the company’s revolving secured credit facility. The previous loans on the four properties carried an average interest rate of approximately 6 percent. The company has no significant loan maturities until 2016.

Following the close of the first quarter, Chatham closed on a 10-year, $20 million, fixed-rate, first mortgage loan secured by the 197-room Courtyard by Marriott Houston Medical Center. The loan carries a fixed interest rate of 4.18 percent per annum, with principal and interest based on a 30-year amortization. Loan proceeds were used to repay outstanding borrowings under the company’s secured revolving credit facility. The company currently has $18.5 million available under its $115 million revolving credit facility.

“Interest rates remain very attractive, and we will continue to fund a portion of our growth with slightly higher, but prudent, leverage than our stated long-term goal,” said Dennis Craven, Chatham’s chief financial officer. “This allows us, at this point in the cycle, to acquire assets early in the hotel cycle and let them naturally de-lever over time as income rises. Locking in leverage today at these historically low rates creates the opportunity to generate very strong returns on equity for our shareholders over an extended period.”

Hotel Renovations/Upgrades

The company substantially completed the renovations of its Residence Inns in Anaheim, Calif., and New Rochelle, N.Y., in the 2013 first quarter. The Washington, D.C. hotel recently began an extensive renovation to convert to the Residence Inn by Marriott brand. The hotel remains open as an independent property and is expected to convert to the Residence Inn brand no later than September 1, 2013. The renovation is expected to impact second and third quarter FFO per share by approximately $0.01 per quarter.

Dividend

Chatham currently pays a monthly dividend of $0.07 per common share, the only public lodging REIT to pay such monthly dividends. The annualized dividend of $0.84 per common share represents a dividend yield of 4.6 percent, one of the highest in the hotel industry, based on the company’s commons share closing price of $18.37 on May 6, 2013.

2013 Guidance

The company provides guidance, but does not undertake to update it for any developments in its business. Achievement of the results is subject to the risks disclosed in the company’s filings with the Securities and Exchange Commission. The company’s updated guidance presented below accounts for the outperformance in the first quarter, offset by the increase to interest expense as a result of the new financing on the Houston hotel and the delay related to the rebranding of the Washington D.C. hotel with conversion slated for September 2013, pushed back from June 2013:

	Q2 2013	2013 Forecast
RevPAR	$116-$118	$110-$111
RevPAR growth	+4-5%	+4-5%
Net income	$3.2-$3.5 M	$5.7-$6.7 M
Net income per diluted share	$0.19-$0.20	$0.33-$0.39
Adjusted EBITDA	$13.5-$13.8 M	$47.2-$48.2 M
Adjusted funds from operation (“FFO”)	$8.5-$8.8 M	$27.4-$28.4 M
Adjusted FFO per diluted share	$0.49-$0.51	$1.58-$1.64
Hotel EBITDA margins	40-40.5%	37.5-38.0%
Corporate cash administrative expenses	$1.5 M	$5.9 M
Corporate non-cash administrative expenses	$0.6 M	$2.4 M
Interest expense	$2.6 M	$10.2 M
Non-cash amortization of deferred fees	$0.3 M	$1.2 M
Acquisition costs and other charges	$0.0 M	$1.1 M
Income taxes	$0.0 M	$0.1 M
Weighted average shares outstanding	17.5 M	17.5 M

Funds from operations (FFO), Adjusted FFO (AFFO), EBITDA and Adjusted EBITDA are non-GAAP financial measures within the meaning of the rules of the Securities and Exchange Commission. See the discussion included in this press release for information regarding these non-GAAP financial measures.

Earnings Call

The company will hold its first quarter 2013 conference call tomorrow, May 8, 2013, at 11:00 a.m. Eastern Time. Shareholders and other interested parties may listen to a simultaneous webcast of the conference call on the Internet by logging onto Chatham’s Web site, www.chathamlodgingtrust.com, or www.streetevents.com, or may participate in the conference call by dialing 1-877-941-0843, reference number 4616125. A recording of the call will be available by telephone until midnight on Wednesday, May 15, 2013, by dialing 1-800-406-7325, reference number 4616125. A replay of the conference call will be posted on Chatham’s website.

About Chatham Lodging Trust

Chatham Lodging Trust is a self-advised REIT that was organized to invest in upscale extended-stay hotels and premium-branded, select-service hotels. The company owns interests in 73 hotels acquired for approximately $1.5 billion, comprised of 20 hotels it wholly owns with an aggregate of 2,733 rooms/suites in 11 states and the District of Columbia and holds a minority investment in a joint venture that owns 53 hotels with an aggregate of 7,026 rooms/suites. Additional information about Chatham may be found at www.chathamlodgingtrust.com.

Included in this press release are certain “non-GAAP financial measures,” within the meaning of Securities and Exchange Commission (SEC) rules and regulations, that are different from measures calculated and presented in accordance with GAAP (generally accepted accounting principles). The company considers the following non-GAAP financial measures useful to investors as key supplemental measures of its operating performance: (1) FFO, (2) Adjusted FFO, (3) EBITDA, and (4) Adjusted EBITDA. These non-GAAP financial measures could be considered along with, but not as alternatives to, net income or loss, cash flows from operations or any other measures of the company’s operating performance prescribed by GAAP.

FFO As Defined by NAREIT and Adjusted FFO

 The company calculates FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT), which defines FFO as net income or loss (calculated in accordance with GAAP), excluding gains or losses from sales of real estate, impairment write-downs, items classified by GAAP as extraordinary, the cumulative effect of changes in accounting principles, plus depreciation and amortization (excluding amortization of deferred financing costs), and after adjustments for unconsolidated partnerships and joint ventures. The company believes that the presentation of FFO provides useful information to investors regarding its operating performance because it measures performance without regard to specified non-cash items such as real estate depreciation and amortization, gain or loss on sale of real estate assets and certain other items that the company believes are not indicative of the performance of its underlying hotel properties. The company believes that these items are more representative of its asset base and its acquisition and disposition activities than its ongoing operations, and that by excluding the effects of the items, FFO is useful to investors in comparing its operating performance between periods and between REITs that also report FFO in accordance with the NAREIT definition.

The company further adjusts FFO for certain additional items that are not in NAREIT’s definition of FFO, including acquisition transaction costs and other charges, losses on the early extinguishment of debt and adjustments for unconsolidated partnerships and joint ventures. The company believes that Adjusted FFO provides investors with another financial measure that may facilitate comparisons of operating performance between periods and between REITs that make similar adjustments to FFO.

EBITDA and Adjusted EBITDA

The company calculates EBITDA as net income or loss excluding interest expense; provision for income taxes, including income taxes applicable to sale of assets; depreciation and amortization; and after adjustments for unconsolidated partnerships and joint ventures. The company believes EBITDA is useful to investors in evaluating its operating performance because it helps investors compare the company’s operating performance between periods and between REITs that report similar measures by removing the impact of its capital structure (primarily interest expense) and asset base (primarily depreciation and amortization) from its operating results. In addition, the company uses EBITDA as one measure in determining the value of hotel acquisitions and dispositions.

The company further adjusts EBITDA for certain additional items, including acquisition transaction costs and other charges, losses on the early extinguishment of debt, non-cash share-based compensation and adjustments for unconsolidated partnerships and joint ventures, which it believes are not indicative of the performance of its underlying hotel properties. The company believes that Adjusted EBITDA provides investors with another financial measure that may facilitate comparisons of operating performance between periods and between REITs.

Although the company presents FFO, Adjusted FFO, EBITDA and Adjusted EBITDA because it believes they are useful to investors in comparing the company’s operating performance between periods and between REITs, these measures have limitations as analytical tools. Some of these limitations are:

•	FFO, Adjusted FFO, EBITDA and Adjusted EBITDA do not reflect the company’s cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•	FFO, Adjusted FFO, EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, the company’s working capital needs;

•	FFO, Adjusted FFO, EBITDA and Adjusted EBITDA do not reflect funds available to make cash distributions;

•	EBITDA and Adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on the company’s debts;

•	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may need to be replaced in the future, and FFO, Adjusted FFO, EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;

•	Non-cash compensation is and will remain a key element of the company’s overall long-term incentive compensation package, although the company excludes it as an expense when evaluating its operating performance for a particular period using adjusted EBITDA;

•	Adjusted FFO and Adjusted EBITDA do not reflect the impact of certain cash charges (including acquisition transaction costs) that result from matters the company considers not to be indicative of the underlying performance of its hotel properties; and

•	Other companies in the company’s industry may calculate FFO, Adjusted FFO, EBITDA and Adjusted EBITDA differently than the company does, limiting their usefulness as a comparative measure.

The company’s reconciliation of FFO, Adjusted FFO, EBITDA and Adjusted EBITDA to net income (loss) attributable to common shareholders, as determined under GAAP, is set forth below.

Forward-Looking Statement Safe Harbor

Note: This press release contains forward-looking statements within the meaning of federal securities regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “plan,” “predict,” “project,” “will,” “continue” and other similar terms and phrases, including references to assumption and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: national and local economic and business conditions, including the effect on travel of potential terrorist attacks, that will affect occupancy rates at the company’s hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of the company’s indebtedness and its ability to meet covenants in its debt agreements; relationships with property managers; the company’s ability to maintain its properties in a first-class manner, including meeting capital expenditure requirements; the company’s ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; the company’s ability to complete acquisitions and dispositions; and the company’s ability to continue to satisfy complex rules in order for the company to remain a REIT for federal income tax purposes and other risks and uncertainties associated with the company’s business described in the company’s filings with the SEC. Although the company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of May 7, 2013, and the company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.

CHATHAM LODGING TRUST
Consolidated Balance Sheets
(In thousands, except share and per share data)
	March 31,	December 31,
	2013	2012
	(unaudited)
Assets:
Investment in hotel properties, net	$460,545	$426,074
Cash and cash equivalents	5,145	4,496
Restricted cash	2,268	2,949
Investment in unconsolidated real estate entities	12,731	13,362
Hotel receivables (net of allowance for doubtful accounts of $34 and $28,
respectively)	1,983	2,098
Deferred costs, net	5,299	6,312
Prepaid expenses and other assets	2,434	1,930

Total assets	$490,405	$457,221

Liabilities and Equity:
Debt	$132,120	$159,746
Revolving credit facility	96,500	79,500
Accounts payable and accrued expenses	8,695	8,488
Distributions payable	1,284	2,875

Total liabilities	238,599	250,609

Commitments and contingencies
Equity:
Shareholders’ Equity:
Preferred shares, $0.01 par value, 100,000,000 shares
authorized and unissued at March 31, 2013 and December 31, 2012	-	-
Common shares, $0.01 par value, 500,000,000 shares authorized;
17,583,595 and 17,582,235 shares issued and outstanding, respectively at
March 31, 2013 and 13,909,822 and 13,908,907 shares issued and outstanding,
respectively at December 31, 2012	174	137
Additional paid-in capital	290,689	240,355
Accumulated deficit	(40,809)	(35,491)

Total shareholders' equity	250,054	205,001

Noncontrolling Interests:
Noncontrolling Interest in Operating Partnership	1,752	1,611
Total equity	251,806	206,612

Total liabilities and equity	$490,405	$457,221

CHATHAM LODGING TRUST
Consolidated Statements of Operations
(In thousands, except share and per share data)
(unaudited)
	For the three months ended
	March 31,
	2013	2012
Revenue:
Room	$24,235	$21,583
Other operating	1,161	839
Cost reimbursements from unconsolidated real estate entities	383	405

Total revenue	25,779	22,827

Expenses:
Hotel operating expenses:
Room	5,551	4,973
Other operating	9,161	8,014
Total hotel operating expenses	14,712	12,987
Depreciation and amortization	3,756	3,339
Property taxes and insurance	1,987	1,633
General and administrative	1,982	1,777
Hotel property acquisition costs and other charges	177	39
Reimbursed costs from unconsolidated real estate entities	383	405

Total operating expenses	22,997	20,180

Operating income (loss)	2,782	2,647
Interest and other income	5	1
Interest expense, including amortization of deferred fees	(2,841)	(3,847)
Loss on early extinguishment of debt	(933)	—
Loss from unconsolidated real estate entities	(631)	(565)

Loss before income tax expense	(1,618)	(1,764)
Income tax benefit (expense)	—	33
Net loss	$(1,618)	$(1,731)

Loss per Common Share — Basic:
Net income (loss) attributable to common shareholders	$(0.10)	$(0.13)

Loss per Common Share — Diluted:
Net income (loss) attributable to common shareholders	$(0.10)	$(0.13)

Weighted average number of common shares outstanding:
Basic	17,212,124	13,794,986
Diluted	17,212,124	13,794,986
Distributions per common share:	$0.21	$0.175

CHATHAM LODGING TRUST
FFO and EBITDA
(In thousands, except share and per share data)
	For the three months ended
	March 31,
	2013	2012
Funds From Operations (“FFO”):
Net loss	$(1,618)	$(1,731)
Loss (gain) on the sale of assets within the unconsolidated real estate entity	15	—
Depreciation	3,737	3,321
Adjustments for unconsolidated real estate entity items	1,241	1,259

FFO	3,375	2,849
Hotel property acquisition costs and other charges	177	39
Loss on early extinguishment of debt	933	—
Adjustments for unconsolidated real estate entity items	3	—
Adjusted FFO	$4,488	$2,888

Weighted average number of common shares
Basic	17,212,124	13,794,986
Diluted	17,408,275	13,866,145
	For the three months ended
	March 31,
	2013	2012

Earnings Before Interest, Taxes,
Depreciation and Amortization (“EBITDA”):
Net loss	$(1,618)	$(1,731)
Interest expense	2,841	3,847
Income tax expense (benefit)	—	(33)
Loss (gain) on the sale of assets within the unconsolidated real estate entity	15	—
Depreciation and amortization	3,756	3,339
Adjustments for unconsolidated real estate entity items	2,736	2,666
EBITDA	7,730	8,088
Hotel property acquisition costs and other charges	177	39
Loss on early extinguishment of debt	933	—
Adjustments for unconsolidated real estate entity items	3	—
Share based compensation	548	450
Adjusted EBITDA	$9,391	$8,577